This Value Added Reseller Agreement ("AGREEMENT") dated May 14, 2004.

                                     Between

   Alternate Energy Corporation ("AEC") a Canadian corporation having its head office at 3325 North Service Rd. Unit # 105, Burlington, Ontario, Canada

                                       and

 Astris Energi Inc. ("ASTRIS"), an Ontario corporation having its head office at
                2175-6 Dunwin Drive, Mississauga, Ontario, Canada



Whereas:

      1. ASTRIS is a world leader in the development and practice of Alkaline Fuel Cell (AFC) technology with more than twenty years of progressive experience, and produces a power generator (the "ASTRIS AFC Power Generator") and related products, and

      2. AEC has a hydrogen production technology (the "AEC Hydrogen Generator"), and

      3. AEC intends to act as a Value Added Reseller for ASTRIS AFC Power Generator products, and

      4. AEC and ASTRIS intend to build complete units that integrate both AEC and ASTRIS technologies in a single form factor after ASTRIS can deliver production of its ASTRIS AFC Power Generators in reasonable quantities.



Therefore:

      1. Cooperation. AEC and ASTRIS (the "Parties") intend to cooperate in creating a single integrated unit based on technologies of both AEC and ASTRIS. Such cooperation shall include, but not be limited to:

            a.    During the term of this agreement, AEC will:

                  i. Act as a Value Added Reseller for ASTRIS AFC Power Generators, and

                  ii. Ensure that all products that include any part of ASTRIS technology are appropriately identified with ASTRIS logo and/or ASTRIS trademarks in accordance with the prior written approval of ASTRIS, and

                  iii. Agree to submit to ASTRIS, in advance of any proposed use, samples of its use of the ASTRIS logo and/or ASTRIS trademarks for review in accordance with Section 7 below.

                  iv.   Attend necessary training at ASTRIS facility.

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            b.    During the term of this agreement, ASTRIS will:

                  i. Provide current specification sheet(s) and publicity material of relevant ASTRIS technology to AEC, and

                  ii. Sell to AEC at current market prices and current delivery times ASTRIS AFC Power Generator(s), and

                  iii. Provide training to AEC representatives onsite at ASTRIS head office, and

                  iv. As required by AEC, provide onsite and/or remote support.

      2. Compensation/Costs. The Parties agree as follows regarding the compensation and costs related to this agreement:

            a.    AEC will be responsible for:

                  i. Costs related to purchase of ASTRIS AFC Power Generator units, and

                  ii. Costs related to shipping of ASTRIS AFC Power Generator units from the Mississauga, Ontario head office of ASTRIS, and

                  iii. Direct costs of training or support provided by ASTRIS, and

                  iv. Indirect costs of training or support incurred by ASTRIS at cost, including but not limited to travel, lodging, meals and sundry, and

                  v. All costs related to integration of AEC and ASTRIS technologies; and

                  vi.   All taxes payable on all such amounts.

                  All costs shall be pre-approved in writing by AEC which approval shall not be unreasonably withheld or unduly delayed.

            b. Terms of payment will be consistent with ASTRIS' current market terms at the time of order of any products or services, which are subject to change in ASTRIS' sole discretion at any time, and presently require:

                  i.    40% deposit at time of order, and

                  ii.   Complete payment at time of delivery.

            c. Terms of delivery will be consistent with ASTRIS' current market terms at the time of order of any products or services and presently require a delivery time of 6 months from time of order accompanied by deposit.

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      3.    Intellectual Property. It is the intention of the Parties that no intellectual property shall be created as a result of this agreement. In the event the Parties engage in activities that create any intellectual property, unless otherwise set out in writing between the Parties, the Parties agree as follows:

            a. all intellectual property created or established as a result of this agreement that relates primarily to the ASTRIS AFC Power Generators shall be owned by, and be the exclusive property of, ASTRIS alone;

            b. all intellectual property created or established as a result of this agreement that relates primarily to the AEC Hydrogen Generators shall be owned by, and be the exclusive property of, AEC alone; and

            c. all other intellectual property created or established as a result of this agreement shall be owned by the creator (ASTRIS or AEC) of said intellectual property;

            Each Party hereto agrees at all times, before and after the termination of this agreement, to assist, and shall cause its officers, directors, employees, representatives, agents and advisors at all times to assist, upon request, a Party who has gained ownership of any intellectual property in accordance with the foregoing, or its designate, at the requesting Party's expense, to secure the requesting Party's rights in such intellectual property and any copyrights, patents, trademarks or other intellectual property rights relating thereto in any and all countries. The obligations of the Parties set out in this section shall survive termination of this agreement indefinitely.

      4. Terms/Conditions. The Parties agree as follows regarding the term of this agreement and conditions associated with this agreement:

            a. The term of this agreement is one year from its effective date.

            b. This agreement shall be extended for an additional one year term unless otherwise terminated by either Party in accordance with Section 11.

      5. Confidentiality and Restricted Use of Confidential Information- AEC. For the purposes of this agreement, "Confidential Information" includes, without limitation, information concerning the customers and accounts of the Parties, the purchase and sale prices or lists, methods, techniques, processes and trade secrets of the Parties, discoveries, concepts and ideas including, without limitation, the nature and results of research and development activities, formulas, inventions, technology, "know-how", designs, drawings and specifications, and the marketing and selling strategies of the Parties, in any medium whatsoever. AEC shall treat all Confidential Information furnished, or to be furnished, to AEC in any medium whatsoever in accordance with the provisions of this agreement, and to take, or abstain from taking, the other actions as set forth in this paragraph. The Confidential Information shall be used by AEC solely for the purpose of performing AEC's obligations under this agreement and absolutely for no other purpose whatsoever, and will

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            be kept strictly confidential by AEC and its officers, directors, employees, representatives, agents and advisors; provided that (i) any of such Confidential Information may be disclosed to the AEC's officers, directors, employees, representatives, agents and advisors who need to know such Confidential Information for the purpose of performing AEC's obligations under this agreement, (ii) such Confidential Information may be otherwise disclosed to the extent that ASTRIS may expressly consent in writing prior to such disclosure, and (iii) such Confidential Information may be disclosed to the extent required by law. Upon any termination of this agreement in accordance with its terms, AEC and its officers, directors, employees, representatives, agents and advisors shall immediately return to ASTRIS all material containing or reflecting the Confidential Information --- disclosed by ASTRIS in all mediums and immediately cease any use of such Confidential Information, ASTRIS logo and/or ASTRIS trademarks. The obligations set out in this paragraph shall survive indefinitely.

      6. Confidentiality and Restricted Use of Confidential Information-ASTRIS. ASTRIS shall treat all Confidential Information furnished, or to be furnished, to ASTRIS in any medium whatsoever in accordance with the provisions of this agreement, and to take, or abstain from taking, the other actions as set forth in this paragraph. The Confidential Information shall be used by ASTRIS solely for the purpose of performing ASTRIS's obligations under this agreement and absolutely for no other purpose whatsoever, and will be kept strictly confidential by ASTRIS and its officers, directors, employees, representatives, agents and advisors; provided that (i) any of such Confidential Information may be disclosed to ASTRIS's officers, directors, employees, representatives, agents and advisors who need to know such Confidential Information for the purpose of performing ASTRIS's obligations under this agreement, (ii) such Confidential Information may be otherwise disclosed to the extent that AEC may expressly consent in writing prior to such disclosure, and (iii) such Confidential Information may be disclosed to the extent required by law. Upon any termination of this agreement in accordance with its terms, ASTRIS and its officers, directors, employees, representatives, agents and advisors shall immediately return to AEC all --- material containing or reflecting the Confidential Information disclosed by AEC in all mediums and immediately cease any use of such Confidential Information, AEC logo and/or AEC trademarks.. The obligations set out in this paragraph shall survive indefinitely.

      7.    Trademarks.

            a. Ownership. All trademarks, service marks, trade names, logos or other words or symbols identifying the products or ASTRIS's business (the "Marks") are and will remain the exclusive property of ASTRIS. AEC will not take any action that jeopardizes ASTRIS's proprietary rights or acquire any right in the Marks, except the limited use rights specified in paragraph 1a. above. AEC will not register, directly or indirectly, any trademark, service mark, trade name, copyright, company name or other proprietary or commercial right which is identical or confusingly similar to the Marks or which constitute translations thereof.

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                                       5


            b. Use. AEC will use the Marks exclusively in accordance with paragraph 1a. above. All advertisements and promotional materials will (i) clearly identify ASTRIS as the owner of the Marks, (ii) conform to ASTRIS's then-current trademark and logo guidelines and (iii) otherwise comply with any local notice or marking requirement contemplated under the laws of the territory in which any products are sold. Before publishing or disseminating any advertisement or promotional materials bearing a Mark, AEC will deliver a sample of the advertisement or promotional materials to ASTRIS for prior approval. If ASTRIS notifies AEC that the use of the Mark is inappropriate, in ASTRIS's sole discretion, AEC will not publish or otherwise disseminate the advertisement or promotional material until they have been modified to ASTRIS's satisfaction in writing.

      8. Remedies. The Parties hereby agree that in the event of a breach of the foregoing Sections 5 through 7 inclusive, the non-breaching Party shall have the right to seek a court order to prevent any further breach, including the ability to obtain injunctive relief without the necessity of posting a bond. Each Party shall indemnify and hold harmless the other from and against any and all loss, liability, cost, attorneys' fees or expense based upon, arising out of or otherwise in respect of any breach or violation of this agreement.

      9. Warranty and Disclaimer. ASTRIS gives no warranty with respect to the workmanship, merchantability or fitness for a particular purpose of the ASTRIS power generators where same have been incorporated into any product produced by AEC. ALL WARRANTIES, CONDITIONS, REPRESENTATIONS, INDEMNITIES AND GUARANTEES WITH RESPECT TO THE PRODUCTS, WHETHER EXPRESS OR IMPLIED, ARISING BY LAW, CUSTOM, PRIOR ORAL OR WRITTEN STATEMENTS BY ASTRIS OR OTHERWISE (INCLUDING, BUT NOT LIMITED TO ANY WARRANTIES OF NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE) ARE HEREBY OVERRIDDEN, EXCLUDED AND DISCLAIMED. Except for payment obligations, a Party will not be liable for any failure or delay in performing an obligation that is due to causes beyond its reasonable control, so long as the party gives prompt notice to the other party and makes all reasonable efforts to perform. IN NO EVENT WILL A PARTY BE LIABLE FOR ANY SPECIAL, PUNITIVE, MORAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER OR NOT FORESEEABLE, INCLUDING, BUT NOT LIMITED TO, LOST PROFIT.


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      10.   Public Announcements. The parties hereto agree that neither they nor any of their respective subsidiaries, officers, directors, employees or agents shall disclose to any third party or publicly announce the proposed Agreement until such time as the parties hereto agree in writing to make such disclosure or announcement or unless otherwise required by law or regulation. Any public announcement concerning the proposed Agreement shall be approved in advance by appropriate officers of the parties hereto.

      11. Termination. This agreement may be terminated at any time upon delivery of not less than 30-day written notification of either of the parties hereto. Sections 3, 5, 6, 7, 8 and 9 shall survive any termination of this agreement. Upon any termination of this agreement, AEC shall immediately pay ASTRIS all due and outstanding amounts, and AEC will, at ASTRIS's option, destroy or deliver to ASTRIS or its designee all items within AEC's possession or control that contain any Confidential Information or bear a Mark and shall cease using all Marks.

      12. U.S. Export Restrictions. AEC acknowledges that the products supplied by ASTRIS hereunder and all related technical information, documents and materials may be subject to export controls under the U.S. Export Administration Regulations. Where such products are subject to such controls, AEC will (i) comply strictly with all legal requirements established under these controls, and (ii) cooperate fully with ASTRIS in any official or unofficial audit or inspection that relates to these controls, and (iii) not export or re-export any such products without the appropriate United States and foreign governmental licenses or approval.

      13. Status of Parties. The Parties acknowledge that they are independent contracting parties, and this agreement shall not constitute any such party as an agent, representative, partner, co-venturer, employee, employer or franchisee of the other party, except as expressly provided for herein. Neither party shall assume or create any obligation or responsibility whatsoever on behalf of, or in the name of, the other party except as otherwise provided for herein.

      14. Assignment and Binding Effect. This agreement shall be binding upon and enure to the benefit of the Parties and their respective successors and permitted assigns, if any, as the case may be. This agreement may not be assigned by either Party without the prior written consent of all other parties.

      15. Applicable Law. This agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. The Parties do hereby irrevocably attorn to the jurisdiction of the courts of the Province of Ontario.

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      16.   Notice. Any notice or other communication required or permitted to be given hereunder shall be in writing and, if mailed by prepaid first-class mail at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise, shall be sent to the other Party at the last known address of the other Party and be deemed to have been received five
            (5) business days after the post-marked date thereof, or if telecopied, emailed or delivered by another form of recorded communication, shall be deemed to have been received on the next business day following dispatch and acknowledgement of receipt by the recipient's telecopier machine or other form of recorded communication, or if delivered by hand shall be deemed to have been received at the time it is delivered. If either Party changes its address during the term of this agreement, it shall immediately notify the other Party of such change of address in the foregoing manner.


The above constitutes the full and complete agreement between AEC and ASTRIS.

This agreement is subject to the approvals of the respective Boards of Directors of the Parties if such is required.

Agreed and accepted this __14th_ day of _May_____, 2004 by:


Astris Energi Incorporated                  Alternate Energy Corporation


per: __/s/ Jiri K. Nor__________            per: _/s/ Blaine Froats____________

Jiri K. Nor - President and CEO             Blaine Froats- Chairman and CEO
       Astris Energi Inc.                         Alternate Energy Corp.